     As filed with the Securities and Exchange Commission on January 7, 2000

                           Registration No. 333-91753

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ConMat Technologies, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                3089                           23-2999072
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  (State or Other Jurisdiction of           (Primary Standard                   (IRS Employer
 Incorporation or Organization          Classification Code Number)          Identification Number)

                            ConMat Technologies, Inc.
                        Franklin Avenue and Grant Street
                             Phoenixville, PA 19460
                                 (610) 935-0225
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                          (Address and Telephone Number
  of Registrant's Principal Executive Offices and Principal Place of Business)

                                Paul A. DeJuliis
                      Chairman and Chief Executive Officer
                            ConMat Technologies, Inc.
                        Franklin Avenue and Grant Street
                             Phoenixville, PA 19460
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                 with a copy to:
                           Lawrence D. Rovin, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060
                     ---------------------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.
                       -----------------------------------
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]